UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	000-51802	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Fred J. Kleisner as President and Chief Executive Officer

On December 10, 2007, the Board of Directors of Morgans Hotel Group Co. (the “Company”) appointed Fred J. Kleisner as its President and Chief Executive Officer. Mr. Kleisner, age 63, had been acting as President and Chief Executive Officer in an interim capacity since September 20, 2007, and has been a member of the Company’s Board of Directors since February 2006.

Mr. Kleisner was Chairman, CEO of Rex Advisors, LLC, a hotel advisory firm, from February 2006 to September 2007. Mr. Kleisner joined Wyndham International in 1999 as President and Chief Operating Officer and in 2000 was given the additional responsibility of Chief Executive Officer and Chairman of the Board of Directors, where he continued to serve until 2006. He previously served as President and Chief Operating Officer — The Americas for Starwood Hotels & Resorts Worldwide, Inc. His more than four decades of experience in the industry also includes senior positions with Westin Hotels and Resorts, where he was President and Chief Operating Officer from 1995 through 1998; Interstate Hotels Company, where he was Executive Vice President and Group President of Operations from 1990 to 1995; ITT Sheraton Corporation, where he was Senior Vice President, Director of Operations, North America Division-East from 1985 to 1990; and Hilton Hotels, where for 16 years he served as General Manager of several landmark hotels, including The Waldorf-Astoria and The Waldorf Towers in New York, The Capital Hilton in Washington, D.C. and The Hilton Hawaiian Village in Honolulu. Mr. Kleisner, who holds a Bachelor of Arts degree in Hotel Management from Michigan State University, completed advanced studies (no degree) at the University of Virginia and Catholic University of America. Mr. Kleisner and his wife Johnna will reside in Manhattan.

There is no arrangement or understanding between Mr. Kleisner and any other persons pursuant to which he was selected as the Company’s President and Chief Executive Officer. In addition, there is no transaction between Mr. Kleisner and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his service as interim President and Chief Executive Officer of the Company, Mr. Kleisner and the Company entered into an employment agreement, effective as of September 20, 2007, which agreement has been terminated effective as of December 10, 2007. For a further description of the terms of such employment agreement, see the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 30, 2007.

In connection with Mr. Kleisner’s appointment as President and Chief Executive Officer of the Company, the Company has entered into a new employment agreement with Mr. Kleisner, effective as of December 10, 2007. Pursuant to the agreement, the Company and Mr. Kleisner have agreed to the following terms of employment:

•	an annual base salary of $900,000;

•	an annual cash bonus with a target payout of 75% of annual base salary and an annual equity bonus with a maximum value on the grant date of up to $2,425,000, both of which shall be determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) based 75% upon objective performance metrics established by Mr. Kleisner and the Committee and 25% upon Mr. Kleisner’s subjective performance as determined by the Committee;

•	promptly after the commencement date of the employment agreement, Mr. Kleisner will be granted equity awards consisting of (i) 215,000 options to purchase shares of the Company’s common stock under the Company’s 2007 Omnibus Incentive Plan (the “Plan”), 95,000 of which shall have a strike price equal to the price of the Company’s common stock on the date of grant and 120,000 of which shall have a strike price that is 140% of the price of the Company’s common stock on the date of grant and (ii) upon the completion of the purchase by Mr. Kleisner of shares of the Company’s common stock equal to $500,000, 55,000 long-term incentive plan units under the Plan, which long-term incentive plan units are units of membership interest in Morgans Group LLC, the operating company and a subsidiary of the Company, and are structured as profits interests, provided that such equity awards shall vest one-third on each of the first three anniversaries of their respective grant dates, and provided further that if Mr. Kleisner’s employment is terminated without “cause” (as defined below) or with “good reason” (as defined below), the period of time after such termination during which Mr. Kleisner may exercise those stock options that have vested on or before the termination date shall be one year from and after Mr. Kleisner’s termination date;

•	reimbursement of all reasonable and actual out-of-pocket expenses incurred by Mr. Kleisner in connection with his employment by the Company consistent with corporate policies, provided that the expenses are properly accounted for on the same basis as other similarly situated employees, and provided further that Mr. Kleisner’s travel expenses shall include first class travel and accommodations;

•	reimbursement for reasonable moving expenses associated with the shipment of household goods and personal effects of Mr. Kleisner and his family to New York; and

•	eligibility for benefits, including medical, dental, life insurance, 401(k) and up to five weeks paid vacation and on the same basis as other similarly situated employees.

The employment agreement shall terminate on December 10, 2010, unless earlier terminated by either party as described below. If the parties have failed to extend the term of the agreement or enter into a new agreement on or before the end of the employment period, and Mr. Kleisner’s employment terminates, for any reason, at the end of the employment period, the Company’s only obligation to Mr. Kleisner upon such termination will be to accelerate the vesting of the stock options and long-term incentive plan units granted under the employment agreement prior to December 10, 2010 and to pay any remaining earned but unpaid base salary. Mr. Kleisner may terminate the agreement by providing the Company with written notice 90 days in advance of the date of such termination. In addition, if he terminates the agreement for “good reason,” the Company has agreed to (i) pay Mr. Kleisner his pro rata annual cash bonus, if any, through the date of termination, (ii) continue to pay Mr. Kleisner his base salary for 24 months after the date of termination and (iii) continue paying Mr. Kleisner’s health insurance benefits for a period of 24 months after the date of termination. “Good reason” is defined in the agreement to mean (i) any failure by the Company to comply with the compensation provisions of the employment agreement (other than insubstantial or inadvertent failures not in bad faith which are remedied by the Company promptly after receipt of notice thereof), (ii) the assignment to Mr. Kleisner, or the removal from Mr. Kleisner, of any duties or responsibilities that result in a material diminution of Mr. Kleisner’s authority, (iii) a material diminution of the budget over which Mr. Kleisner has responsibility, other than for a bona fide business reason, (iv) any failure by the Company to require any successor entity to assume and agree to perform the employment agreement, (v) the imposition of any requirement that Mr. Kleisner relocate his office to a location other than Manhattan, or (vi) a material breach by the Company of any written agreement between the Company and Mr. Kleisner. Mr. Kleisner must give the Company notice of the event that constitutes “good reason” within 60 days of its occurrence and the Company has 30 days in which to cure the same.

The Company may terminate Mr. Kleisner’s employment at any time for “cause” and the Company will have no further obligations to Mr. Kleisner other than to pay his base salary through the date of termination. The Company may also terminate Mr. Kleisner’s employment without “cause,” and in such case the Company will provide Mr. Kleisner with the same payments and benefits as he would be entitled to receive if he were to terminate the agreement for “good reason” as described above. “Cause” is defined in the agreement to mean Mr. Kleisner’s (i) repeated failure to perform his duties commensurate with his position as determined in the sole discretion of the Board of Directors, (ii) refusal to follow the lawful policies and directives of the Board of Directors, (iii) material breach of the provisions of the agreement, (iv) engagement in any act of dishonesty, gross negligence or willful misconduct that may have an adverse effect on the Company, its business operations, financial condition, assets, prospects or reputation, (v) breach of any fiduciary duty owed to the Company, or (vi) knowing violation of any law, rule or regulation that affects his performance of or ability to perform any of his duties or responsibilities with the Company. However, no termination pursuant to clause (i), (ii) or (iii) in the immediately preceding sentence shall be effective unless the conduct providing “cause” to terminate continues without being cured for 30 days after Mr. Kleisner has been given notice thereof.

If, at the time of or during the one-year period following a “change in control,” the Company terminates Mr. Kleisner’s employment or Mr. Kleisner resigns for “good reason,” the Company will provide Mr. Kleisner with the same payments and benefits as he would be entitled to receive if he were to terminate the agreement for “good reason” as described above. In addition, all equity awards granted to Mr. Kleisner by the Company and held by Mr. Kleisner on the closing date of the “change in control” which have not previously vested shall become immediately vested and exercisable as of such closing date. “Change in control” is defined in the agreement to mean a “Corporate Transaction” as set forth in the Plan.

Mr. Kleisner’s employment will terminate automatically upon his death. Mr. Kleisner may be terminated on 30 days written notice by the Company if the Company determines in good faith that Mr. Kleisner is unable to perform his essential duties on a full-time basis as a result of incapacity due to mental or physical illness. Upon termination as a result of death or disability, the Company shall pay Mr. Kleisner or his estate his pro rata annual cash bonus through the last day on which he performed services for the Company prior to his death or disability.

The agreement provides that during his employment with the Company and for a period of two years thereafter, Mr. Kleisner will not solicit any present or future employee of the Company to leave the Company or to become employed or associated with a competitor of the Company. The agreement also provides that Mr. Kleisner shall not compete with the business activities conducted by the Company by providing any services to any other entity or individual engaged in the business of owning and/or operating hotels as an employee, officer, director, agent, independent contractor, consultant, joint venturer, shareholder (other than owning less than 1% of the stock of a public company), partner, proprietor or any other type of principal in any person, firm or business entity during the period Mr. Kleisner is employed by the Company, and for a period of two years after Mr. Kleisner’s employment with the Company terminates, for any reason.

A copy of Mr. Kleisner’s employment agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The description above is a summary of the agreement and is qualified in its entirety by the complete text of the agreement.

A copy of the Company’s press release announcing the appointment of Mr. Kleisner as the Company’s President and Chief Executive Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Appointment of Jeffrey M. Gault as Director

On December 10, 2007, the Board of Directors of the Company appointed Jeffrey M. Gault to its Board of Directors. Since August 2007, Mr. Gault has served as the Chief Executive Officer of LandCap Partners, a national residential land company. He previously served as Division President of KB Urban, a division of KB Home, from September 2005 to June 2007. His more than 30 years of experience in real estate development and investment activities also includes senior positions with Empire Companies, a Southern California land developer, where he was President and Chief Operating Officer from May 2002 to March 2005; Helios Partners, an affiliate of the Pritzker family interests of Chicago, where he was managing partner from 1994 to 1998; Sun America Realty Partners, an affiliate of Sun America, Inc., where he was managing principal from 1990 to 1994; and Home Savings of America, F.A., where he was Executive Vice President and Director of Real Estate from 1985 to 1990. Mr. Gault earned a Bachelor’s Degree in Architecture from the University of California at Berkeley and has a Master’s Degree in Environmental Design from Yale University’s School of Architecture. Mr. Gault is a licensed architect and general building contractor in the State of California, a member of the American Institute of Architects, American Institute of Certified Planners, and Urban Land Institute, and the Chairman of the University of California at Berkeley Fisher Center for Urban Economics and Real Estate Policy Advisory Board.

As of the date of this filing, Mr. Gault has not been appointed to a committee of the Company’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made. There is no arrangement or understanding between Mr. Gault and any other persons pursuant to which he was selected as a director of the Company. In addition, there is no transaction between Mr. Gault and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On December 10, 2007, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to $25 million worth of the Company’s common stock, or approximately 4% of its outstanding shares based on the current market price.

A copy of the Company’s press release announcing the repurchase program is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information furnished in Exhibit 99.2 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, effective as of December 10, 2007, by and between Morgans Hotel Group Co. and Fred J. Kleisner

99.1	Press release announcing appointment of Fred J. Kleisner as President and Chief Executive Officer, dated December 10, 2007

99.2	Press release announcing adoption of stock repurchase program, dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: December 14, 2007	By:	/s/ Richard Szymanski

Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, effective as of December 10, 2007, by and between Morgans Hotel Group Co. and Fred J. Kleisner

99.1	Press release announcing appointment of Fred J. Kleisner as President and Chief Executive Officer, dated December 10, 2007

99.2	Press release announcing adoption of stock repurchase program, dated December 10, 2007